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                                                                Exhibit 3.5

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 08/05/1992
                                                              722218301 - 792279

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                            VOLUME SERVICES, INC.

                  The undersigned, for the purpose of amending the Certificate of Incorporation of Volume Services, Inc., a corporation organized under the laws of the State of Delaware, and of restating the provisions not being amended by such amendment, does hereby certify that:

         1.       The name of the corporation is Volume Services, Inc.

         2. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 14, 1973,

         3. Pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation was duly adopted by the Board of Directors as of August 5, 1992 and by the sole stockholder of Volume Services, Inc, as of August 5, 1992.

         4. The Certificate of Incorporation of Volume Services, Inc. Is hereby amended and restated in its entirety as follows:

                  FIRST:  The name of the Corporation is Volume Services,
Inc.

                  SECOND: The address of the Corporation's registered office in 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent thereat is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.



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                                                                             2


                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is two hundred shares of common stock of the par value of ten dollars ($10.00) per share.

                  FIFTH: The Board of Directors in expressly authorized to make, alter, amend or repeal the bylaws of the Corporation.

                  SIXTH: Voting at any meeting of the stockholders of the Corporation need not be by written ballot.

                  SEVENTH: The stockholders of the Corporation shall have no preemptive rights.

                  IN WITNESS WHEREBY, Volume Services, Inc. has caused this Restated Certificate of Incorporation to be duly executed and the corporate tool of the corporation affixed hereto this 5th day of August, 1992.


                                           VOLUME SERVICES, INC.

                                           By: /s/ Jerome J. Richardson
                                               -------------------------
                                               Jerome J. Richardson
                                               President

                  I, Ronald R. Skadow, Secretary of Volume Services, Inc.
do hereby certify that Jerome J. Richardson is the duly elected President of the Corporation and that the signature appearing above is his genuine signature.

                  IN WITNESS WHEREOF, I have hereunto set my hand the 5th day of August, 1992.

                                           By: /s/ Ronald R. Skadow
                                               ----------------------
                                               Ronald R. Skadow
                                               Secretary